UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 6, 2017
LIMELIGHT NETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33508	20-1677033
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
222 South Mill Avenue, 8th Floor
Tempe, AZ 85281
(Address, including zip code, of principal executive offices)
(602) 850-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2017, the Audit Committee (the "Committee") of the Board of Directors of Limelight Networks, Inc. (the "Company") approved the attainment levels for the annual cash bonus payout with respect to services performed in fiscal year 2016 for participants under the Company’s Master Executive and Management Bonus Plan, a copy of which was furnished with a Current Report on Form 8-K on May 19, 2009 (the “Plan”). Participants included the Company’s principal executive officer, principal financial officer, and the other named executive officers. The bonus amounts were based upon achievement of the criteria set forth in the Plan and the Company’s financial results for fiscal year 2016. These amounts were then doubled for members of the senior leadership team, including the named executive officers, pursuant to the terms of the Retention Program in place that was announced in a Current Report on Form 8-K on February 11, 2016. Pursuant to the Retention Plan, each participant may also elect at the time of payment whether to take the additional payment in cash, stock, or some combination thereof. The table below sets forth the bonuses awarded to the Company’s principal executive officer, principal financial officer, and other named executive officers:

Executive Officer	Cash Bonus

Robert A. Lento President, Chief Executive Officer and Director	$352,830

Sajid Malhotra Senior Vice President, Chief Financial Officer	$203,109
George Vonderhaar Senior Vice President, Chief Sales Officer	$185,700

Michael DiSanto Senior Vice President, Chief Administrative and Legal Officer & Secretary	$139,275
Kurt Silverman Senior Vice President, Development and Delivery	$121,169

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.

Dated: February 10, 2017	By:	/s/ Michael DiSanto
Michael DiSanto SVP, Chief Administrative and Legal Officer & Secretary